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                                                                    EXHIBIT 21.1


                       ROSS SYSTEMS, INC. AND SUBSIDIARIES
                              LIST OF SUBSIDIARIES




         SUBSIDIARY                                                    PLACE OF INCORPORATION
         ----------                                                    ----------------------
      1. Cardinal Data Corporation                                     Massachusetts, USA
      2. Ross Systems (U.K.) Ltd.                                      United Kingdom
      3. RossData Canada Limited                                       Canada
      4. Ross Computer Software B.V.                                   The Netherlands
      5. Ross Systems Nederland B.V.                                   The Netherlands
      6. Ross Systems Europe N.V.                                      Belgium
      7. Pioneer Software, Inc.                                        California, USA
      8. Ross Systems Deutschland GmbH                                 Germany
      9. Ross Systems Iberica                                          Spain
     10. Bizware Corporation                                           New Jersey, USA
     11. Ross Software International PTE, Ltd.                         Singapore
     12. Ross Software International (HK), Ltd.                        Hong Kong
     13. Ross Systems Canadian Holdings, Inc.                          Delaware
     14. Hi Point Systems Corporation                                  Ontario, Canada
     15. Resynt, Inc.                                                  Delaware, USA
     16. Ross Systems Auckland Limited.                                New Zealand